UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2007

Genelabs Technologies, Inc.
(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 369-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 1, 2007, Genelabs Technologies, Inc. (the “Company”) issued a press release announcing the completion of the previously announced sale of approximately 12.9 million shares of the Company’s common stock and warrants to purchase an additional 2.6 million shares of common stock for $1.84 per unit (each unit consisting of one share and a warrant to purchase 0.20 shares of common stock) with select institutional investors, resulting in gross proceeds of approximately $23.7 million (the "Financing").

The common stock and warrants offered by the Company in the Financing were offered pursuant to an effective registration statement on Form S-3 (File No. 333- 145497) filed with the Securities and Exchange Commission on August 16, 2007 and declared effective on August 28, 2007 (the "Registration Statement"), and described in the Prospectus Supplement dated September 26, 2007 that was filed with the Securities and Exchange Commission on September 27, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933.  Deutsche Bank Securities, Inc. acted as the exclusive placement agent for the Financing.

A copy of the press release of the Company, dated October 1, 2007 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this description.

In connection with the Offering, the Company is filing its opinion of counsel and consent of counsel as Exhibits 5.1 and 23.1, respectively, to this Current Report on Form 8-K for the purpose of incorporating each into the Company’s Registration Statement.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
99.1	Press Release of Genelabs Technologies, Inc., dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: October 1, 2007	By:	/s/ James A.D. Smith
	Name:	James A.D. Smith
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
99.1	Press Release of Genelabs Technologies, Inc., dated October 1, 2007.